Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(a Delaware limited partnership)

The undersigned, for the purpose of amending a certificate of limited partnership pursuant to Sections 17-202 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), hereby certifies that:

A. The name of the limited partnership is Healthcare Trust of America Holdings, LP (the “Partnership”).

B. Article First of the Certificate of Limited Partnership of the Partnership (the “Certificate”) is hereby amended to read as follows:

“The name of the Limited Partnership is Healthcare Realty Holdings, L.P.”

C. Article Third of the Certificate is hereby amended as follows:

“The name and mailing address of the general partner is Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203.”

D. This amendment to the Certificate shall take effect at 4:30 p.m. ET on July 20, 2022.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 19th day of July, 2022.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By: Healthcare Trust of America, Inc.
Its: General Partner

By:	/s/ Peter N. Foss
Peter N. Foss
Interim President and Chief Executive Officer

[Signature Page to Certificate of Amendment to Certificate of Limited Partnership]